UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Long Term Incentive Plan

On January 31, 2011, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Albemarle Corporation (the “Company”) granted stock options and performance units (“PUs”) to the Company’s named executive officers for 2011 under the Albemarle Corporation 2008 Incentive Plan (the “LTIP”). The grants made to the named executive officers are as follows: Mark C. Rohr (43,000 PUs, 85,000 options); Luther C. Kissam IV (19,000 PUs, 40,000 options); John M. Steitz (15,000 PUs, 30,000 options); and John J. Nicols (7,000 PUs, 13,000 options). As previously disclosed in the Company’s Current Report on Form 8-K filed on January 13, 2011, Scott A. Tozier was granted 25,000 stock options and 25,000 shares of restricted stock as part of his employment and received 10,000 PUs as part of the LTIP. The number of PUs set forth above represent the number of PUs that each named executive officer would receive for target level performance by the Company. Copies of the form of Performance Unit Agreement and the form of Stock Option Agreement used under the LTIP for the grants of PUs and stock options are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Retention Restricted Stock Unit Grant

On January 31, 2011, the Committee approved a grant of up to 11,000 restricted stock units to certain employees of the Company. The restricted stock units will vest on the third anniversary date of the award. The award is subject to the terms in the Restricted Stock Unit Agreement. A form of Restricted Stock Unit Agreement that will be used under the LTIP for grants of restricted stock unit awards is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Form of Performance Unit Agreement

10.2 Form of Stock Option Agreement

10.3 Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: January 31, 2011	By:	/s/ Karen G. Narwold
		Name:	Karen G. Narwold
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Unit Agreement

10.2	Form of Stock Option Agreement

10.3	Form of Restricted Stock Unit Agreement